Exhibit 99.1

THE CAMPBELL’S COMPANY
Segment Information
Recast for Change in Segments
(millions)
(unaudited)

	Three Months Ended			Three Months Ended			Six Months Ended
	October 27, 2024			January 26, 2025			January 26, 2025
Fiscal 2025	Meals & Beverages	Snacks	Total	Meals & Beverages	Snacks	Total	Meals & Beverages	Snacks	Total
Net sales	$1,739	$1,033	$2,772	$1,711	$974	$2,685	$3,450	$2,007	$5,457
Cost of products sold	1,175	725		1,168	704		2,343	1,429
Other segment items(1)	221	172		247	161		468	333
Segment operating earnings	$343	$136	$479	$296	$109	$405	$639	$245	$884

	Three Months Ended			Nine Months Ended			Three Months Ended
	April 27, 2025			April 27, 2025			August 3, 2025
Fiscal 2025	Meals & Beverages	Snacks	Total	Meals & Beverages	Snacks	Total	Meals & Beverages	Snacks	Total
Net sales	$1,493	$982	$2,475	$4,943	$2,989	$7,932	$1,236	$1,085	$2,321
Cost of products sold	1,040	690		3,383	2,119		842	766
Other segment items(1)	200	152		668	485		188	166
Segment operating earnings	$253	$140	$393	$892	$385	$1,277	$206	$153	$359

	Three Months Ended			Three Months Ended			Six Months Ended
	October 29, 2023			January 28, 2024			January 28, 2024
Fiscal 2024	Meals & Beverages	Snacks	Total	Meals & Beverages	Snacks	Total	Meals & Beverages	Snacks	Total
Net sales	$1,434	$1,084	$2,518	$1,411	$1,045	$2,456	$2,845	$2,129	$4,974
Cost of products sold	954	754		951	734		1,905	1,488
Other segment items(1)	187	175		207	156		394	331
Segment operating earnings	$293	$155	$448	$253	$155	$408	$546	$310	$856

	Three Months Ended			Nine Months Ended			Three Months Ended
	April 28, 2024			April 28, 2024			July 28, 2024
Fiscal 2024	Meals & Beverages	Snacks	Total	Meals & Beverages	Snacks	Total	Meals & Beverages	Snacks	Total
Net sales	$1,305	$1,064	$2,369	$4,150	$3,193	$7,343	$1,231	$1,062	$2,293
Cost of products sold	882	746		2,787	2,234		823	751
Other segment items(1)	187	158		581	489		190	159
Segment operating earnings	$236	$160	$396	$782	$470	$1,252	$218	$152	$370

THE CAMPBELL’S COMPANY
Segment Information
Recast for Change in Segments
(millions)
(unaudited)

	Twelve Months Ended
	August 2, 2025			July 28, 2024			July 30, 2023
	Meals & Beverages	Snacks	Total	Meals & Beverages	Snacks	Total	Meals & Beverages	Snacks	Total
Net sales	$6,179	$4,074	$10,253	$5,381	$4,255	$9,636	$5,022	$4,335	$9,357
Cost of products sold	4,225	2,885		3,610	2,985		3,365	3,078
Other segment items(1)	856	651		771	648		739	641
Segment operating earnings	$1,098	$538	$1,636	$1,000	$622	$1,622	$918	$616	$1,534
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(1)Other segment items for each of the reportable segments include marketing and selling expenses, administrative expenses, research and development expenses and expense for amortization of intangible assets.
2